Exhibit 10.13

NON-EMPLOYEE DIRECTOR
PHANTOM UNITS
TERMS AND CONDITIONS

This document sets forth the terms and conditions of the Phantom Unit Award made as of ___________________ (the “Grant Date”) by Phillips 66 Partners GP LLC, a Delaware limited liability company (the “Company”) to __________________________ (the “Grantee”) pursuant to the Resolutions approved by the Board on ________________________.

1.
Award. Effective as of the Grant Date, the Company awarded to the Grantee ________ Phantom Units (the “Award”). The number of units was determined by dividing the value of the equity compensation payable to the Grantee on the Grant Date by the Fair Market Value on the Grant Date, and rounding up to the next whole unit.

2.
Vesting. The Phantom Units granted to the Grantee may not be sold, assigned, transferred, pledged, or otherwise encumbered from the Grant Date until the date the Grantee obtains a vested right to the units or cash equal to their Fair Market Value in accordance with these provisions.

The Grantee shall have a vested right to settlement of all of the Phantom Units on the earlier of the third anniversary of the Grant Date, the death of the Grantee, or the date that is six months after the Grantee separates from service (as defined by Code Section 409A), whether by disability, retirement, or otherwise, with the Board of Directors of the Company. Notwithstanding the foregoing, Grantee shall also have a vested right to settlement of all of the Phantom Units upon a Change of Control, however, in this event, the Phantom Units shall not be settled until a Settlement Date as set forth in Section 6.

The period of time between the Grant Date and the date that the Phantom Units are settled shall be referred to as the “Vesting Period” as to those Units. In the event that any day on which the Grantee would otherwise receive settlement of the units is a Saturday, Sunday, or holiday, the Grantee shall instead receive settlement of the units on the first business day immediately following such date.

3.
Distribution Equivalent Rights. If a distribution on the Units of Phillips 66 Partners LP is declared by the Board of the Company with a record date that occurs during the Vesting Period, a Distribution Equivalent Right equal to the value of the distribution shall be payable in cash to the Grantee as of the date such distribution is payable.

4.
Forfeiture. Notwithstanding anything herein to the contrary, if prior to settlement of the Phantom Units, the Board of Directors finds sufficient cause, in its absolute discretion, it may resolve to forfeit any or all of the Phantom Units held for the Grantee; provided, however, that this provision shall not apply after a Change of Control has occurred. Such forfeiture shall apply to Beneficiaries as well as the Grantee.

5.	Voting Rights. The Grantee has no voting rights or other interests in Units as a result of having this Award.

6.
Settlement. Subject to Section 7, after the end of the Vesting Period, the Grantee will receive cash equal to the value of the Phantom Units, and the Phantom Units shall be canceled. The date of such settlement is referred to as the “Settlement Date.” The cash shall be distributed to the Grantee not later than the date required under Code Section 409A.

7.
Taxes. In general terms, under current U.S. tax law, it is intended that the value of the Phantom Units is not considered taxable income to the Grantee until settlement is made, provided that the Company makes no representation to the Grantee regarding tax matters in connection with the Phantom Units.

At the time the Phantom Units are to be settled, the Company shall have the right to withhold an appropriate amount of cash for payment of taxes or other amounts required by law, or to take such action as may be necessary, in the opinion of the Company, to satisfy all obligations for withholding of taxes.

8.
Beneficiary Designations. The Grantee shall file with the Company, on such form as may be prescribed by the Company, a designation of one or more beneficiaries and, if desired, one or more contingent beneficiaries (each referred to herein as a “Beneficiary”) to whom settlement of the Phantom Units otherwise due the Grantee under the provisions of the Phantom Unit Award shall be distributed in the event of the death of the Grantee. The Grantee shall have the right to change the Beneficiary or Beneficiaries. After receipt by the Company, the beneficiary designation shall take effect as of the date on which this form was signed by the Grantee, whether or not he or she is living at the time of such receipt but without prejudice to the Company on account of any payment made before receipt thereof.

If the Grantee has designated more than one beneficiary, settlement will be made in equal shares to such of the designated beneficiaries as survive the Grantee, unless the Grantee has designated otherwise on the Beneficiary Designation Form. If no designated beneficiary survives the Grantee, settlement will be made in the following order of priority: (i) the Grantee’s surviving spouse; (ii) the Grantee’s estate. The most recent beneficiary designation made by the Grantee shall be given effect as to all Phantom Units granted to the Grantee as compensation for services rendered as a Non-Employee Director of the Company.

9.
Nonalienation of Benefits. Except as contemplated by Section 8 above, no right or benefit under this Agreement shall be subject to transfer, anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, whether voluntary, involuntary, or by operation of law, and any attempt to transfer, anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits. If the Grantee or the Grantee’s Beneficiary hereunder shall become bankrupt or attempt to transfer, anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, other than as contemplated by Section 8 above, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall cease and terminate.

10.
Prerequisites to Benefits. Neither the Grantee, nor any person claiming through the Grantee, shall have any right or interest in the Phantom Units awarded hereunder, unless and until all the terms, conditions, and provisions that affect the Grantee or such other person shall have been complied with as specified herein.

11.	Rights as a Unitholder. The Grantee (or Beneficiary) does not have any rights as a unitholder of the Partnership with respect to the Phantom Units.

12.
Adjustments. If the equity of the Partnership is changed into or exchanged for a different number or kind of securities, as the result of any one or more reorganizations, recapitalizations, restructuring or similar events, or in the event of a sale by the Partnership of all or a significant part of its assets, or any distribution to its unitholders other than a distribution providing for a distribution equivalent right for this Award, a corresponding adjustment shall be made in the number of Phantom Units under this Award.

13.
Amendment. Without the consent of the Grantee, the provisions of this Award may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of Grantee or to add to the rights of the Grantee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, provided, in each case, that such changes or corrections shall not adversely affect the rights of Grantee with respect to the Award evidenced hereby without the Grantee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws.

14.
Grantee Service. Nothing contained in this agreement or Award, and no action of or on behalf of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue as a Non-Employee Director of the Company.

15.	Governing Law. This agreement and Award shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

16.	Definitions. Capitalized terms not otherwise defined in this agreement and Award shall have the same meaning as set forth in the Phillips 66 Partners LP 2013 Incentive Compensation Plan.